UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2023

 Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36597	47-1016855
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Vista Way, Anoka, MN (Address of principal executive offices)	55303 (Zip Code)

Registrant’s telephone number, including area code: (763) 433-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	VSTO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   □

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
On March 3, 2023, Vista Outdoor Inc. (“Vista Outdoor” or the “Company”) announced that Vice Chairman and Director of the Company, Mr. Tig H. Krekel, retired from service effective as of February 27, 2023, after thirteen years with the Company and its predecessor, Alliant Techsystems Inc.  At the request of the Board of Directors of the Company (the “Board”), Mr. Krekel agreed to accept Director Emeritus status and entered into an arrangement with the Company to provide consultancy advice over the next year on matters of interest to the Board. Mr. Krekel’s retirement was not because of any disagreement with the Company.

In connection with Mr. Krekel’s retirement, the Company negotiated and entered into a Retirement Agreement (the “Agreement”) with Mr. Krekel. As consideration for Mr. Krekel’s years of service and ongoing consultancy services, the Agreement provides that the Company will provide Mr. Krekel with the following retirement benefits: all shares of common stock of the Company, 4,859 unvested restricted stock units of the Company and 44,159 earned and deferred stock units of the Company, in each case held by Mr. Krekel, will immediately vest; and if the Board approves the payment, on or before July 25, 2024, of additional compensation to members of the Board for their efforts and contributions in connection with preparing for the Company’s previously announced spin-off of the Company’s Outdoor Products business, Mr. Krekel will receive such compensation on the same date as the other members of the Board. In addition, Mr. Krekel will also receive a lump sum payment of $235,000 in exchange for his agreement to serve as Director Emeritus. The Agreement also provides for mutual releases of claims between the parties and non-disparagement covenants. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On March 3, 2023, the Company issued a press release announcing the retirement of Mr. Krekel as a Director of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Exhibit
10.1	Retirement Agreement, dated as of February 27, 2023, between Vista Outdoor Inc. and Tig H. Krekel.
99.1	Press release, dated March 3, 2023.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

Date: March 3, 2023	By:	/s/ Jeffrey Ehrich
		Name:	Jeffrey Ehrich
		Title:	General Counsel and Corporate Secretary (Interim)